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                                                                    EXHIBIT 10.8



                           MORTGAGE PURCHASE AGREEMENT

                         FIRST STATE BANK MOULTON, TEXAS

                                       AND

                             STARNET MORTGAGE, INC.


     This mortgage purchase agreement (the "Agreement") is entered into by and between FIRST STATE BANK MOULTON, TEXAS (the "Bank") and STARNET MORTGAGE, NC. (the "Company") this 23rd day of December 1999. Pursuant to the terms of this Agreement, the Bank may, in its sole discretion, acquire from the Company concurrently with or shortly after their respective original funding first mortgage loans to finance the purchase of one-to-four family residential dwellings, provided that such loans are conforming loans eligible for purchase under Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA"), Federal Home Loan Mortgage Corporation ("FHLMC"), or approved institutional investor criteria and have an origination date not more than 60 days prior to the date of purchase by the Bank. Each loan to be purchased by the Bank hereunder must be secured by a first lien on the land on which the dwelling is situated ("Mortgages"); in addition, and subject to the terms of this Agreement, the Company shall have a written commitment (a "Commitment") issued by a reputable investor or securities broker-dealer (the "Investor") approved by the Bank to purchase such Mortgages as whole loans.

     To be acceptable to the Bank for purposes of this Agreement, any Investor's Commitment to purchase Mortgages as whole loans must be in writing, must describe the types of Mortgages to be purchased and must state the price and expiration date for the purchase, all of which, as well as all other aspects of such Commitment, must be in form and substance approved by the Bank.


     The Company and the Bank mutually contemplate that the Agreement describes a revolving purchase facility (the "Facility") pursuant to which the outstanding balance of the aggregate purchase prices paid to the Company, or otherwise funded, by the Bank for Mortgages that have not yet been sold by the Bank to an Investor can be as much as $4,000,000 from time-to-time outstanding, although the Bank also reserves the right to reduce that limit by providing thirty (30) days' prior written notice thereof to the Company. This outstanding balance aggregate limit will also be subject to the Bank's liquidity and availability of funds to purchase loans under this program. The Company will, in its discretion, from time to time submit Mortgages for purchase under this Facility; and, subject to the regulatory requirements of the Federal Deposit Insurance Corporation (the "FDIC") and the Texas Department of Banking, and so long as said Mortgages, as well as the Company are, in all respects, in compliance with the terms of this Agreement, the Bank may, in its sole discretion, purchase such Mortgages. The Bank shall reserve the right to terminate immediately this Facility with the Company upon: (i) an order or directive from (a) the FDIC, (b) the Texas Department of Banking, or (c) any other bank regulatory authority;
(ii) the loss of the Company's eligibility to participate in any FNMA, FHLMC, GNMA or HUD program; (iii) the justifiable suspension of the

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Company by any of its institutional end-loan Investors, (iv) a material, negative change in the Company's financial condition, (v) the Company's failure to comply with the terms of this Agreement; or (vi) the Company's failure to comply with the underwriting, closing, delivery and funding requirements of its institutional end-loan Investors. Furthermore, the Bank reserves the right to terminate this Agreement should the sale of any loan or loans scheduled for purchase by the Investor fall to be consummated within forty-five (45) days after the date on which the loan is purchased by the Bank The Company shall promptly furnish the Bank with its year-end audited financial statements and the quarterly unaudited financial statements during the period this Agreement remains in effect.

This Facility is established and will operate upon and be subject to the following terms and conditions:

1. Mortgage Purchased. The Company shall offer to sell each Mortgage to the Bank under this Facility by submitting a written Offer to Sell Mortgages in the form attached as Appendix 1 to this Agreement (an "Offer") with all required enclosures and all blocks and blanks in it and its enclosures properly completed. The Offer shall be submitted at least twenty four (24) hours prior to the anticipated closing and funding of the loan. The Bank may accept any Offer and become owner of the Mortgages by paying the Mortgage purchase price stated in the Offer and by providing money for the original funding of the mortgages directly to the title company or other person or entity handling the closing (the "Closer) net of discount points, fees and other prepaid items.

2. Purchase Price. Purchase price means the maximum price at which Bank shall purchase a Mortgage loan, which shall not exceed the lesser of 99% of the Investor purchase price or lOO% of the correspondent's "buy price" less all prepaid items. The Company will not receive its compensation until the loan is purchased and paid for by the Investor. On all loans purchased from a correspondent, a signed purchase confirmation must support the buy price from the correspondent.

3. Servicing After Purchase. For so long as the Bank owns Mortgages, the Company agrees to remit to the Bank by the fifth (5th) day following their receipt all principal and interest payments and principal prepayments received by the Company, for the account of the Bank. All funds not remitted to the Bank as provided for above shall be held by the Company as trustee for the Bank and shall bear interest at the Wall Street Journal Prime Rate plus 1 (one) percent from the date received by the Company until remitted to the Bank. All escrow amounts relating to all Mortgages purchased by the Bank shall be maintained on deposit in an individual custodial account at the Bank or its designee for so long as the Bank has not fully recovered both its investment in all such Mortgages purchased and the return on its investment provided for in this Agreement.

4. Payment for Sold or Securitized Mortgages. The Company will take all steps necessary to:

     a. correctly close, fund, document and complete all Mortgages acquired by the Bank under this Agreement and their related mortgage files;

     b. assist in the timely completion of the sale as whole loans of all such Mortgages in accordance with the related Commitments;


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     c. cause the entire sale price due from such Mortgages sold to be transferred by Fed funds wire directly to the Bank or its designated bank, and

     d. cause the Investor to provide directly to the Bank written confirmation of its purchase of the Mortgages.

Without limitation of the foregoing provisions of this paragraph, promptly after Mortgages are purchased by the Bank, the Company shall (1) direct the Investor which issued the Commitment to pay the entire amount of the purchase consideration for those Mortgages directly to the Bank and to confirm receipt of that direction directly to the Bank and (2) not cause or permit any cash proceeds of any such Mortgages to be issued to, registered in the name of or paid to anyone other than the Bank. If the Company, or any entity controlled by or under common control with the Company shall receive the proceeds from an Investor's purchase of Mortgages, then such funds shall be held by the Company in trust for the benefit of the Bank and shall be remitted to the Bank as soon as possible, but in no event later than two business days after receipt by the Company or any entity controlled by or under common control with the Company. If for any reason (other than the negligent acts or omissions of the Bank), any such Commitment is not completed on or before two (2) business days after its specified Expiration Date, then the Company agrees to promptly obtain and furnish the Bank a replacement Commitment acceptable (and issued by an investor acceptable) to the Bank and having characteristics all of which can be satisfied by those Mortgages (a "Qualified Substitute Takeout").

5. Loans Outstanding. Loans that have not been purchased by the intended end loan investor due to incomplete or deficient documentation, will be governed by the following provisions:

   a. Loans Outstanding Over 45 Days. For loans purchased and outstanding on the Bank's books in excess of 45 days, beginning with the 46th day, the Bank will increase by 1 (one) percent the return on the Bank's investment from the amount stated in section 6 ii. This increase will be retroactive to the initial date of funding. Company will remit all payments and interest differential for the initial 45-day period in addition to a $50.00 custodial fee. This custodial fee is in addition to the regular custodial fee to be paid upon purchase by the end loan investor. Company will also furnish Bank with a copy of the closed loan file with all documents available for each loan in this category in excess of 45 days.

   b. Loans Outstanding Over 60 Days. For loans purchased and outstanding on the Bank's books in excess of 60 days, beginning with the 61st day, the Bank will require Company to reduce the original purchase price paid by the Bank for the original loan purchase by 2.5 (two and one-half) percent of the original purchase price.

   c. Loans Outstanding Over 90 Days. For loans purchased and outstanding on the Bank's books in excess of 90 days, beginning with the 91st day, the Bank will require Company to reduce the original purchase price paid by an additional 5 (five) percent of the original purchase price. In addition, Company will continue to remit immediately to Bank all monthly payments received from the borrower as well as the interest differential. Also, an additional $50.00 custodial fee will be charged.


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6. Division and Distribution of Sale Proceeds. The Bank will earn and retain from the sale proceeds received for and allocable to each Mortgage sold, an amount (the "Bank's Minimum Net Share") equal to the sum of:

     (i) the purchase price paid by the Bank for such Mortgage (the "Bank's Mortgage Purchase Cost"); plus

     (ii) a return on the Bank's investment calculated as the greater of the rate of interest as provided by each note purchased or Wall Street Journal Prime Rate plus 1 (one) percent for the actual number of days that the Mortgage is held by the Bank. Interest Rate charged on loans outstanding (Greater of Note rate or Wall Street Journal Prime plus 1%) will not adjust according to market rate over the duration outstanding. The rate charged for the length outstanding will be the current market rate as of the date of funding, plus

     (iii) the custodial services, cost allocations for the Mortgages purchased by the Bank calculated in accordance with the Bank's custodial services fee schedule attached as Appendix 2.

The Bank may elect to increase or decrease the custodial service cast allocation amounts set forth in Appendix 2 from time to time by giving the Company written notice of the change(s) and by specifying a date when such change(s) will become effective which is at least thirty (30) days after such notice, and any such change(s) so made shall be effective only as to Mortgages acquired by the Bank on or after the effective date of such change(s).

Provided that the Company is not then in default of any of its obligations under this Agreement, the Bank will remit the balance of such sale proceeds to the Company, as compensation to the Company for originating or acquiring the Mortgages which shall have been acquired by the Bank under this Agreement, servicing them while the Bank owns them and arranging for their sale to Investors. The balance remaining of the sales proceeds after the Bank's Minimum Net Share has been deducted shall be deposited in a demand deposit account in the Company's name, which demand deposit account shall be maintained at the Bank. The Bank will inform the Company of the deposit by a settlement letter in the form attached as Appendix 3.

7. Security Agreement. To secure performance of all of the Company's obligations under this Agreement and under each Offer, the Company hereby GRANTS the Bank a security interest in all of the Company's present and future rights and interests in and to the Company's share of all such Mortgage sale proceeds, if any. All such security interests granted hereby shall be first and prior and shall continue in full force and effect until all of the Company's obligations to the Bank under this Agreement and every accepted Offer have been fully performed and satisfied.

8. Obligation on any Transaction Failure. If it is determined that for any reason an act of fraud has occurred in the origination of any loan sold to the Bank or if any underwriting deficiencies have occurred which have prevented a Mortgage from being purchased by the Investor, the Bank will have full legal and financial recourse against the Company, as well as any originator from whom the Company may have purchased the Mortgage for payment in full.

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9. Operational Matters. The following agreements relate to the operation of this
Facility:

     a. Endorsement and Closing Instructions. The Company will endorse in blank the promissory note, in a manner acceptable to the Investor, to evidence each Mortgage which is the subject of an accepted Offer when (or before) the note is executed by its maker, and the Company hereby declares its intent that each such endorsement be effective as to each such note from such note's inception, regardless of when the endorsement is actually made. The Company will (i) ensure that the Closer of each such Mortgage has received from the Bank written instructions for the closing of the Mortgage transaction in the form attached as Appendix 4 to this Agreement and will not give any rescinding, inconsistent or conflicting instructions unless and until the Bank notifies the Company that it has declined to accept the Company's Offer to Sell the affected Mortgage and
(ii) take all other steps required to ensure that all such Mortgages are assigned to the Bank by a written assignment in a form which is recordable in the jurisdiction where the real property covered by the Mortgage is located, and that the original note (endorsed as stated above) is actually delivered to the Bank by the Closer immediately after the Mortgage is funded, and that the Mortgage and all of its related documentation (including for each Mortgage, without limitation, the documents listed on Appendix 5) are delivered to the Bank to be physically held by the Bank until they are (1) sold to an Investor pursuant to a Commitment approved by the Bank and (2) shipped by the Bank to such Investor or its document custodian.

     b. Bonding and Insurance Requirements. Company agrees to furnish the Bank with evidence that the Company is covered by a fidelity bond acceptable to the Bank.


     c. Investor Agreements. Company agrees to furnish the Bank with copies of all Investor Agreements. When new Investors are to be considered by the Bank, Company must furnish the Bank with all required information about the proposed Investor, including the Investor Agreement, at least 15 days prior to the funding of a loan that is to be purchased from the Bank by the new Investor.

10. Representations, Warranties and Covenants. The Company represents, warrants and covenants (and such representations and warranties shall be true at the time any Mortgage is sold to the Bank under this Facility) as set forth below, and further warrants that each Mortgage meets the underwriting requirements of the Investor, FHLMC, GNMA and FNMA.

     a. Blank Assignments' Validity. The written assignment of each Mortgage in blank from the Company is valid and effective, and the Bank and its successors, substitutes and assigns are each duly authorized to complete the blanks in each such assignment and to take such other steps as are necessary or appropriate, in the judgment of the party acting, to transfer the Mortgage, as contemplated by the Power of Attorney form attached as Appendix 6 (one or more originals of which and any supplement to which the Bank shall from time-to-time request the Company to execute, and which the Company hereby agrees to execute).

     b. Documents Genuine, Statements True. All documents submitted in connection with each Offer are genuine, the statements contained in each schedule of Mortgages submitted to the Bank and all other statements and representations as to any such Mortgages are accurate, true and

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correct in all material respects and meet each of the requirements and specifications of this Agreement.

     c. Delivery Risk and Responsibility. All deliveries of all Mortgage documents shall be at the Company's risk and the Company's responsibility, and the Company agrees to indemnify the Bank and hold it harmless from all bona fide and reasonable loss, cost or expense (including reasonable attorneys' fees) arising out of or incurred in connection therewith, except only for such loss, cost or expense, if any, that results solely from the Bank's negligent acts or omissions. The Company agrees to provide delivery instructions to the Bank for all such document deliveries.

     d. Each Mortgage Valid. Each Mortgage sold to the Bank has been duly executed by the mortgagor(s), acknowledged and recorded (or duly sent by the Closer to be recorded) and is valid and binding upon such mortgagor(s) and enforceable in accordance with its terms.

     e. Mortgage Guaranty and Insurance. Each Mortgage that the Company represents to be insurable by FHA or by a private mortgage insurer, or sufficient to be guaranteed by the VA, is so insured or guaranteed as represented.

     f. Mortgages' Characteristics. The full principal amount of each Mortgage has been (or when funded by the Bank if so requested, will be) advanced to the mortgagor under such Mortgage, either by payment directly to him or by payment made on his request or approval; the unpaid principal balance is as stated in the relevant Schedule enclosed with the Offer; all costs, fees and expenses incurred in making, closing and recording such Mortgage have been paid or will be paid at the closing; no part of the property covered by such Mortgage has been or will be released from its lien; the terms of such Mortgage have in no way been changed or modified; and such Mortgage is current and not in default.

     g. Mortgages Comply with Law. As to each individual Mortgage offered to or purchased by the Bank, all applicable federal, state and local laws, rules and regulations have been complied with, including, but not limited to, the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Flood Disaster Protection Act, the Fair Housing Act, the Truth-in-Lending Act of 1968, the Depository Institutions Deregulatory and Monetary Control Act of 1980, all as amended, and regulations issued pursuant to each of them; all usury laws and limitations; all conditions within the control of the Company as to the validity of the insurance or guaranty required by the National Housing Act of 1934, as amended, and the rules and regulations thereunder, and the Servicemen's Readjustment Act of 1944, as amended, and the rules and regulations thereunder; and all requirements of the mortgage insurance companies or other insurers have been properly satisfied, and such insurance or guaranty is valid or enforceable.

     h. Title Insurance. There is in force a paid-up title insurance policy on each such Mortgage issued by an accredited title insurer in an amount at least equal to the outstanding principal balance of such Mortgage. This title insurance policy has been issued by a title insurance underwriter duly authorized to issue title insurance in the state where the real property covered by such Mortgage is located.

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     i. Hazard Insurance. Hazard insurance policies meeting the requirements of each such Mortgage and of the relevant GNMA, FNMA or FHLMC Guide or the Investor's requirements are in force.

     j. Servicing Not Otherwise Pledged. The Company has not directly or indirectly pledged any servicing rights with respect to any Mortgages offered to or purchased by the Bank under this Agreement to any person or entity other than the Bank, nor will the Company do so without the Bank's prior written approval.

     k. Notification of Mortgage Defaults. The Company agrees to immediately notify the Bank in writing upon learning of any default under any of the Mortgages purchased (or agreed to be purchased) by the Bank, or of the institution of any proceeding before any court or other government authority in respect of a claimed violation by the Company or any other person of any statute, rule or regulation relating to any such Mortgage or a claimed defense of offset to any Mortgage.

     l. Appraisals Satisfy Applicable Requirements. A written appraisal of the real property securing each such Mortgage has been prepared by a duly-licensed appraiser and satisfies all requirements for any applicable VA guaranty, ERA insurance or private mortgage insurance and all requirements imposed by the Investor which issued the Commitment covering such Mortgage.

     m. Quality Control Reports. The Company agrees at its own cost to provide periodic reports to the Bank as requested by the Bank from time to time, of the Company's Mortgage loan origination, acquisition and servicing operations made by a quality-control reviewer satisfactory to the applicable governing agency and the Bank.

     n. Eligibility. The Company is approved, qualified and in good standing as:


         i. an FHA-approved mortgagee, eligible to originate, purchase, hold, sell and service FHA Loans;

         ii. a VA-approved (not VA automatic) mortgagee, eligible to originate, purchase, hold, sell and service VA loans; and currently meets all requirements applicable to its status as such; and


         iii. the Company agrees not to take or omit to take any act which would result in losing its status as an eligible mortgagee, seller and issuer as described above. The Company agrees to give prompt written notice to the Bank of any change in its status as such or in the relationship between the Company and any Bank-approved Investor.

     o. Organization; Good Standing. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has the full legal power and authority to own its property and to carry on its business as currently conducted; and
(iii) is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary.

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     p. Authorization; No Conflict. The Company has the power and authority to execute, deliver and comply with the terms of this Agreement. The Company's execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary corporate action on the Company's part (none of which action has been modified or rescinded and all of which is in full force and effect).

     q. Enforceability. This Agreement, as well as all other documents executed and/or delivered herewith, constitute the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

     r. Approvals. The Company's execution and delivery of this Agreement and the Company's performance of its obligations do not require any license, consent, approval or other action of any court or other governmental authority other than those which have been obtained and remain in full force and effect.

     s. Financial Condition. The Company's financial statements as of LAST AUDIT DATE respectively, heretofore furnished to the Bank, fairly present the Company's financial condition and the results of the Company's financial condition and the results of the Company's operations as of and for the fiscal period ended on the respective dates of such financial statements. On the dates of such financial statements, the Company was solvent (i.e., able to pay its debts as they mature and having assets with value greater than its liabilities). Such financial statements were prepared in accordance with generally accepted accounting principles. Since the date of such financial statements, nothing has occurred which has had a material adverse effect on the Company's operations or financial condition nor is the Company aware of any state of facts which (with or without notice or lapse of time or both) would or could result in such a material adverse effect, and the Company is solvent as of the date of this Agreement and will maintain its solvency on a continuing basis.

     t. Litigation. There are no actions, claims, suits or proceedings pending (or to the Company's knowledge, threatened or reasonably anticipated) against or involving the Company or other governmental authority, which, if adversely determined, may reasonably be expected to result in a material adverse effect on the Company's operations or financial condition.

     u. Payment of Taxes. The Company has filed or caused to be filed all of the Company's federal, state and other tax returns required to be filed, all such returns are true and correct and the Company has paid (or caused to be paid) all taxes that are due and payable as shown on such returns, including all applicable FICA payments and withholding taxes, except only taxes being contested in good faith. The amounts reserved as a liability for taxes payable in the financial statements described above arc sufficient for payment of all the Company's unpaid taxes, whether or not disputed, accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior to them and for which the Company may be liable in its own right or as transferee of the assets of, or as successor to, any other person or entity.

     v. VA and FHA Loans. The Company has complied and will continue to comply with all applicable laws concerning the FHA insurance or VA guaranty of each Mortgage offered or sold

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to the Bank and designated by the Company as an FHA loan or a VA loan, respectively, and such insurance or guaranty is and will continue to be in full force and effect. All such FHA Loans or VA Loans comply and will continue to comply in all respects with all applicable requirements for purchase under the industry standard terms of selling contract for FHA Loans or VA Loans, respectively, and any supplement to them then in effect. (All Mortgages offered to the Bank under this Agreement that are represented to be (i) VA Loans are, in fact guaranteeable by VA and (ii) FHA Loans are, in fact, currently insurable by FHA.)

     w. Fire and Casualty Policies. All fire and casualty policies covering the premises encumbered by each Mortgage offered to or purchased by the Bank under this Agreement (i) presently name and will continue to name the Company "and its successors and/or assigns in interest as they may appear" as the insured under a standard mortgagee clause or, for newly funded Mortgages, a notice for an endorsement changing the named mortgagee has been submitted to the carrier and will be pursued diligently until issued, (ii) are and will continue to be in full force and effect, and (iii) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards if it is required by FHA, VA or any applicable law, court or other governmental authority.

     x. Flood Insurance. Mortgages offered to or purchased by the Bank under this Agreement which are secured by premises requiring flood insurance due to their location in a special flood hazard as designated by the Secretary of HUD, are and shall continue to be covered by special flood insurance under the National Flood Insurance Program.

     y. Covenants Concerning Mortgages. The Company agrees to:


         i. Service (or cause to be serviced) all Mortgages purchased by the Bank under this Agreement that the Company has the right to service, in accordance with standard industry requirements.

         ii. Timely comply in all respects with all terms and conditions of all Commitments covering such Mortgages (and any renewals, extensions, or modifications of them or substitutions for them), and cause the Mortgages covered by each Commitment to be sold in the manner and order contemplated by the Commitment and before the expiration of each Commitment.

         iii. Maintain (at the Company's principal office or in the office of a computer service bureau engaged by the Company) the originals (or copies, in any case where the original has been delivered to the Bank or Investor) of all Mortgage notes and the Mortgage documents included in the Mortgages purchased by the Bank under this Agreement, and all Commitments related to them, and all related papers, as well as files, surveys, certificates, correspondence, appraisals, computer programs, tapes, disks, cards, accounting records and other information and data relating to such Mortgages. Upon the Bank's written request, the Company will promptly make them conveniently available to the Bank.


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         z. Indemnification of the Bank and Others. Company agrees to and does hereby indemnify and hold harmless the Bank against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, cost, expenses and disbursements of any kind or nature whatsoever, that may be imposed on, incurred by, or assessed against the Bank in any way related to, or arising out of any of the loan papers or any of the transactions contemplated therein, to the extent that any of the same results directly or indirectly from any claims made or actions, suits or proceedings commenced by or on behalf of any person other than the Bank, provided that Bank shall not have the right to be indemnified hereunder for its own fraud, gross negligence or willful misconduct. The indemnities contained in this section shall survive the termination of the Agreement.

         aa. Further Assurances. The Company agrees to do, execute, acknowledge and deliver (or cause to be done, executed, acknowledged and delivered) at its own cost and expense, all such further acts, documents and assurances as the Bank in its discretion may reasonably request or require to more fully, completely or effectively evidence or effect the intention of or to facilitate the performance of the terms of this Agreement and all related papers.

11. Notices. All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder shall be in writing and shall be delivered in person or telegraphed or telecopied (with an additional copy to be mailed as provided herein) or mailed, first class, return receipt requested, postage prepaid, addressed to the respective parties hereto at their respective addresses hereinafter set forth or, as to any such party, at such other address as may be designated by it in a notice to the other given in the manner provided in this Section. All notices shall be conclusively deemed to have been properly given or made when duly delivered, in person, to a Vice President or more senior officer of the addressee or if mailed on the first business day after being deposited in the mails or if telegraphed when delivered to the telegraph company or if telecopied when transmitted, addressed as follows:




IF TO THE COMPANY:       STARNET MORTGAGE, INC.

                         -----------------------------

                         -----------------------------

                         -----------------------------

                         Telephone:
                                    ------------------
                         Fax:
                             -------------------------


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IF TO THE BANK:     FIRST STATE BANK MOULTON, TEXAS
                    P.O. Box A
                    100 South Main Street
                    Moulton, Texas 77975
                    Telephone:  361-596-4611
                    Faxes:      361-596-4377
                                361-596-4038


No notice to or demand on the Company or any other person shall entitle the Company or any other person to any other or further notice or demand in similar or other circumstances.

12. Jurisdiction and Venue. The Company hereby consents to personal jurisdiction in Texas. Robertson County, Texas shall be the proper place of venue for any litigation that arises in connection with this Agreement, and the Company hereby waives the right to sue or be sued elsewhere in any litigation that arises out of or in connection with this Agreement. The Company irrevocably agrees that any legal proceeding arising out of or in connection with this Agreement shall be brought in the state district courts of County, or in the United States District Court for the District in which such county is located.

13. Rights Cumulative. Each right, power and remedy herein given to the Bank will be cumulative and not exclusive, and each right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Bank. The exercise, or the beginning of the exercise of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Bank in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

14. Choice of Law. This Agreement shall be governed by and construed and interpreted in accordance with the substantive, internal laws of the State of Texas.

15. Costs and Expenses. All sums advanced or costs and expenses, including but not limited to attorney's fees, incurred by the Bank in protecting and enforcing its rights under the Agreement shall constitute a demand obligation owing by the Company to the Bank. The Company hereby agrees to repay such sums on demand plus interest thereon from the date of the advance or incurrence until reimbursement of the Bank at Wall Street Journal Prime Rate plus 1 (one) percent.

16. Miscellaneous Agreement. This Agreement shall bind and benefit the Company, the Bank and their respective successors, trustees, receivers and assigns. The headings, captions and arrangements used in this Agreement are for convenience only and shall not be deemed to limit, amplify or modify the terms of this Agreement, nor shall they affect their meaning. Whenever the singular number is used herein, it includes the plural where appropriate, and words of any gender shall include each other gender where appropriate. This Agreement may be executed in counterparts each of which shall constitute an original instrument; and, if any provision of the Agreement is held invalid,

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illegal or unenforceable, the remaining provisions shall be enforced and shall not be affected or impaired thereby. Each reference made in this Agreement to any Exhibit, Schedule or Annex shall be read as a reference to that Exhibit, Schedule or Annex to this Agreement except where otherwise expressly specified, and each Exhibit, Schedule, and Annex to this Agreement is hereby incorporated into this Agreement as if set forth verbatim at each place in this Agreement where it is referred to. Each Exhibit, Schedule or Annex which is a form to be completed, executed and delivered pursuant to this Agreement may be completed in accordance with this Agreement by either the Company or the Bank before, when or after it is executed and delivered.

17. No Lending Relationship. It is understood by the Bank and the Company that loan purchase transactions contemplated by this Agreement do not constitute loans or extensions of credit by the Bank to the Company. In purchasing each Loan, the Bank conducts its own analysis of each mortgagor's credit worthiness and relies upon the mortgagor as the primary source of repayment.

18. Entire Agreement. This Agreement, together with any exhibits and addenda hereto contains the entire agreement between the parties with respect to the subject matter hereof and cannot be modified orally or otherwise in any respect except by an agreement in writing between the parties.


STARNET MORTGAGE, INC.             FIRST STATE BANK MOULTON, TEXAS
                                   100 SOUTH MAIN STREET
-----------------------------      MOULTON, TEXAS

-----------------------------


BY:  /s/ KENNETH F. URBANUS      BY: /s/ DAVID KAPAVIK
     ------------------------        ----------------------------
NAME:    KENNETH F. URBANUS      NAME:   DAVID KAPAVIK
     ------------------------
TITLE:   PRESIDENT               TITLE:  PRESIDENT
      -----------------------
DATE:    12/30/99                DATE:   12/31/91
      -----------------------         -----------------------------







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